Exhibit 24

Conduent, Inc.

Power of Attorney for Executing Forms 3, 4  and 5



The undersigned hereby constitutes and appoints each of James Michael Peffer, Kevin Ciaglo and Tonya Love-Lamorte as the undersigned?s true and lawful attorneys-in-fact, with full powers to act alone, to execute and file with the Securities and Exchange Commission and any stock exchange or similar authority one or more beneficial ownership reports and any and all amendments thereto, together with any and all exhibits relating thereto including this Power of Attorney, in the name and on behalf of the undersigned, disclosing the undersigned?s beneficial ownership of securities of Conduent Incorporated, in connection with Section 16 and any other provisions of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the ?SEC Rules?), which reports, amendments and exhibits shall contain such information as any of James Michael Peffer, Kevin Ciaglo and Tonya Love deem appropriate.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned might or could do personally.  The undersigned
acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity, which the undersigned acknowledges is at the request of the undersigned, is assuming, nor is Conduent Incorporated assuming, any of the undersigned?s responsibilities to comply with the SEC Rules. This Power of Attorney shall remain in full force and effect with respect to each of the foregoing attorneys-in-fact until the undersigned is no longer required to file any of the aforementioned reports under the SEC Rules, unless earlier revoked by the undersigned in a signed writing delivered to the applicable attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 18th day of October, 2017.

/s/ Allan C. Cohen
Allan C. Cohen